Exhibits 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) to the Employment Agreement dated as of June 23, 2017 (the “Employment Agreement”) by and between Southern National Bancorp of Virginia, Inc. (the “Company) and Georgia S. Derrico (the “Executive”), shall be effective as of the 18th day of April, 2019.

1.	Section 1(b) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“(b) Term. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby employs Executive, and Executive hereby accepts such employment, for the term commencing on the Effective Date and, unless otherwise earlier terminated pursuant to Section 4 hereof, expiring on December 31, 2019 (the “Term”). If the Term expires and the parties agree that Executive will remain employed by the Company but do not enter into a new employment agreement, then such employment shall be at-will and this Agreement will be of no further force and effect, except that Section 6 hereof, as well as any other provisions of this Agreement necessary to interpret or enforce Section 6 hereof, shall survive and continue to be in full force and effect in accordance with their terms.”

2.	Section 5(a), (b) and (c) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“5. Obligations of the Company Upon Termination. Effective April 18, 2019, Executive shall be a participant in the Southern National Bancorp of Virginia, Inc. Executive Severance Plan (the “Severance Plan”), notwithstanding anything to the contrary in the Severance Plan, and, in the event of Executive’s qualifying termination under the Severance Plan, Executive shall be eligible to receive severance benefits pursuant to the Severance Plan, subject to the terms and conditions thereof, in lieu of any severance benefits under this Agreement.”

3.	The Employment Agreement, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

Southern National Bancorp of Virginia, Inc.

By:	/s Joe A. Shearin
Name:	Joe A. Shearin
Title:	Chief Executive Officer

/s/ Georgia S. Derrico
GEORGIA S. DERRICO